Exhibit 10.18

EXECUTION VERSION

TELEMATICS SERVICES AGREEMENT

DATED AS OF

OCTOBER 31, 2007

BY AND BETWEEN

HUGHES TELEMATICS, INC.

AND

MERCEDES-BENZ USA, LLC

“***” denotes language for which HUGHES Telematics, Inc. will request confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

-i-

(continued)

-ii-

(continued)

		Page
	(b) Access to MBUSA Personnel and Use of MCG Vehicles and LCT Enabled Vehicles	21

	(c) ***	21

13.	HTI MILESTONE REQUIREMENTS	21

	(a) Milestone Requirements	21

	(b) Required Notification	21

	(c) Cure	21

14.	INTELLECTUAL PROPERTY	22

	(a) Ownership of Prior Developed and Contributed Intellectual Property	22

	(b) ***	22

	(c) ***	22

	(d) ***	22

	(e) ***	22

	(f) ***	22

	(g) ***	22

	(h) ***	22

	(i) ***	22

15.	INDEMNIFICATION	22

	(a) ***	22

	(b) General Indemnification	22

	(c) Indemnification Procedure	23

	(d) Survival. The indemnity obligation under this Section 15 will survive the termination or expiration of this Agreement	24

	(e) Purchase Order Indemnity	24

	(f) Applicability of Indemnification Procedures	24

16.	CONFIDENTIALITY	24

	(a) Confidential Information	24

	(b) Nondisclosure Obligations	24

	(c) Discontinuation of Use of Confidential Information Upon Termination	24

17.	TAXES	25

-iii-

(continued)

-iv-

(continued)

-v-

LIST OF EXHIBITS

***

-vi-

EXECUTION VERSION

TELEMATICS SERVICES AGREEMENT

This Telematics Services Agreement (“Agreement”) is made effective as of October 31, 2007 (the “Effective Date”) by and between Hughes Telematics Inc., a Delaware corporation with a principal address at 41 Perimeter Center East, Suite 400, Atlanta, Georgia 30346 (“HTI”) and Mercedes-Benz USA, LLC, a Delaware limited liability company with a principal address at One Mercedes Drive, Montvale, New Jersey 07645 (“MBUSA”).

RECITALS

(A) HTI is in the business of, among other things, providing telematics equipment and services.

(B) MBUSA is in the business of, among other things, manufacturing (by and through its Affiliates), distributing, marketing and selling automobiles throughout the United States of America and Puerto Rico.

(C) HTI desires to provide certain telematics services for MCG Vehicles and LCT Enabled Vehicles (each as defined below) that have factory-installed equipment capable of receiving those services.

(D) MBUSA through its vehicle manufacturing Affiliates is willing to factory-install equipment capable of receiving those telematics services in MCG Vehicles, and to let HTI deliver those services to MCG Vehicles and LCT Enabled Vehicles, on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HTI and MBUSA hereby agree as follows:

1.	DEFINITIONS

(a) Defined Terms. In addition to the terms defined elsewhere in this Agreement, the defined terms set forth below and used in this Agreement will have the meanings set forth below. The definitions in this Agreement apply equally to the singular and plural forms of the defined terms.

“AAA” means the American Arbitration Association.

“Additional Excluded Telematics Agreement” has the meaning set forth in Section 2(i)(iii) of this Agreement.

“Additional Service” means any telematics service, other than the PASS Services and the MBTA Services, that (i) consists (or would upon the initiation thereof consist) of *** and (ii) is (or would upon the initiation thereof be) provided using an Embedded Cellular Technology Device installed as original equipment by MBUSA through its vehicle manufacturing Affiliates.

“Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” means this agreement, including all exhibits attached hereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Ancillary Fees” means any and all fees or costs assessed by any Governmental Entity, including pass-throughs of taxes or other charges imposed by such Governmental Entities (including Surcharges), that are charged by HTI to a Subscriber, in each case, in a manner consistent with the practices of other telematics services providers or telecommunications companies, other than through the inclusion of such costs in the applicable Subscription Fee.

“Approved Additional Service” means those Additional Services which HTI is permitted or selected to provide in the manner set forth in Sections 2(h)(i) through 2(h)(iii).

“Approved Other Telematics Service” has the meaning set forth in Section 8 of this Agreement.

“Approved WiMax Service” means those WiMax Services, which HTI is permitted or selected to provide in the manner set forth in Sections 2(h)(i) through 2(h)(iii).

“ATX” means ATX Technologies, Inc., a Texas corporation.

“ATX Telematics Services Agreement” has the meaning set forth in Exhibit O.

“Authorized Manufacturer” means a manufacturer approved by MBUSA or its Affiliate to manufacture HTI Telematics Communicators for installation in MCG Vehicles.

“Authorized Supplier” means, for any component (including the HTI Telematics Communicator) to be installed in an MCG Vehicle, a supplier approved by MBUSA or its Affiliate with respect to the applicable component. For the avoidance of doubt, Hughes Network Systems, LLC, a Delaware limited liability company, is hereby deemed to be an Authorized Supplier of HTI with respect to the HTI Telematics Communicators, provided, however, that any entities which Hughes Network Systems, LLC acquires or to which Hughes Network Systems, LLC subcontracts shall not be deemed to be Authorized Suppliers without MBUSA’s prior written approval in each instance, which approval shall not be unreasonably withheld, conditioned or delayed.

“Base Warranty” has the meaning set forth in Section 4(c) of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York City, New York are authorized or regulated to close.

“CDMA” means Code Division Multiple Access.

“Change in Control Event” means any event or sequence of events that results in an *** not an Affiliate of DAG acquiring either (x) more than *** of the outstanding capital stock of HTI on a fully diluted basis or (y) securities representing more than *** of the voting power of HTI.

“Commencement Date” means ***.

“Confidential Information” has the meaning set forth in Section 16(a) of this Agreement.

“Current Subscriber” means a Subscriber who, as of any relevant point in time, has a then-current subscription for any Telematics Service or any Approved Other Telematics Service in each case which service is provided by HTI.

“DAG” means Daimler AG, a German stock corporation.

***

“Dealer” means any dealer or dealer group authorized by MBUSA that markets, sells or leases any new or pre-owned MCG Vehicle or LCT Enabled Vehicle.

“Deposit” has the meaning set forth in Section 14(e) of this Agreement.

“Dispute” has the meaning set forth in Section 28(a) of this Agreement.

“DSRC” means Dedicated Short Range Communications.

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Embedded Cellular Technology” means transmission and reception via a device installed as original equipment by MBUSA or its vehicle manufacturing Affiliates in an MCG Vehicle or an LCT Enabled Vehicle of wireless signals using communication networks that are based on ***, and shall expressly exclude ***.

“Embedded Cellular Technology Device” means a device via which transmission and reception of wireless signals take place using communication networks that are based on ***, but expressly excluding ***.

“Enabled Vehicle” means any MCG Vehicle which, at the time of such MCG Vehicle’s production, contains a factory-installed HTI Telematics Communicator or Other Telematics Communicator. An LCT Enabled Vehicle shall be deemed to be an Enabled Vehicle in the event that the LCT Communicator installed in such vehicle is replaced with an HTI Telematics Communicator or an Other Telematics Communicator.

***

***

“ESD” means Electro Static Discharge.

“Excessive Use Charges” has the meaning set forth in Section 3(c) of this Agreement.

“Excluded Telematics Agreements and Programs” means the Existing Telematics Agreements and Programs and any Additional Excluded Telematics Agreements, in each case, as listed on Exhibit I from time to time.

“Executive Steering Committee” has the meaning set forth in Section 21(a) of this Agreement.

“Existing Telematics Agreements and Programs” has the meaning set forth in Section 2(i)(iii) of this Agreement.

“Force Majeure Event” has the meaning set forth in Section 37(a) of this Agreement.

“Governmental Entity” means any federal, state or local government or any regulatory body or political subdivision thereof.

“GSM” means Global System for Mobile Communications.

“HNS” means Hughes Network Systems, LLC.

“HTI” has the meaning set forth in the introductory paragraph of this Agreement.

“HTI Europe” has the meaning set forth in Section 4(b).

“HTI Indemnitees” has the meaning set forth in Section 15(a)(ii) of this Agreement.

“HTI Operational System” means all *** required, in conjunction with the HTI Telematics Communicators or the Other Telematics Communicators, to create a full service offering of the Telematics Services and Approved Other Telematics Services to Subscribers ***.

“HTI System” includes the HTI Telematics Communicator and the HTI Operational System.

“HTI Telematics Communicator” means a device capable of receiving the PASS Services and the MBTA Services within the Territory and provided by HTI through an Authorized Manufacturer and, at HTI’s option, through one or more Authorized Suppliers (it being understood that the HTI Telematics Communicators may be capable of receiving services in addition to the PASS Services and the MBTA Services).

“Indemnified Party” has the meaning set forth in Section 15(c) of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 15(c) of this Agreement.

***

“Intellectual Property” means ***.

“JTP” means ***.

“Law” means any federal, state or local law, statute, code or ordinance, or any rule or regulation promulgated pursuant thereto.

“LCT Communicator” means the “Low Cost Tele Aid” telematics device of the type installed as of the Effective Date by MBUSA or its Affiliate for the purpose of receiving the telematics services ***, or successor devices thereto installed by MBUSA or its Affiliate.

“LCT Enabled Vehicle” means a vehicle sold or leased by or through MBUSA in the Territory which is equipped with an LCT Communicator.

“Marks” has the meaning set forth in Section 19 of this Agreement.

“Material Milestone Obligations” means those milestones *** reflected on Exhibit N to this Agreement.

“MBTA Services” means the telematics services described in Exhibit A-2 to this Agreement.

“MBUSA” has the meaning set forth in the introductory paragraph of this Agreement.

“MBUSA Customer Assistance Center” means the call center owned or operated by MBUSA or its third party agent.

“MBUSA Indemnitees” has the meaning set forth in Section 15(a)(i) of this Agreement.

“MBUSA Interface Intellectual Property” has the meaning set forth in Section 14(a) of this Agreement.

“MBUSA Interface Specifications” means the written specifications (whether in one document or multiple documents) provided by MBUSA for: (a) the interface between the HTI Telematics Communicators or Other Telematics Communicators and the MCG Vehicles, and between the LCT Communicators and the LCT Enabled Vehicles, including without limitation, data structures, protocols, message formats and communications matrices, except not including the controller area network (CAN) protocols; and (b) the means specified by MBUSA by which MCG Vehicle and LCT Enabled Vehicle diagnostic data will be transmitted by HTI to MBUSA or DAG and by which configuration and control information will be transmitted by MBUSA or DAG to HTI, for example, (i) the identification of, definitions for, and form of, the vehicle diagnostic data elements that are to be transmitted, (ii) the processing of such diagnostic data prior to transmission, (iii) the frequencies at which such diagnostic data elements are to be transmitted, (iv) the message flow and additional information (e.g., tags, internal case IDs, time stamps, messages) to be included with such diagnostic data when transmitted, (v) the data exchange mechanisms and data configuration and control information with regard to diagnostic data, (vi) quality of service requirements, (vii) security requirements, (viii) the infrastructure for the data exchange protocol, and (ix) the identification of technologies or applications to be used to perform such data processing and transmission.

“MBUSA Property” means any software, source code, libraries, specifications, data, content, documentation, equipment or other materials provided by MBUSA or its Affiliates to HTI hereunder, and any Intellectual Property relating thereto.

“MBUSA Specifications” means any and all requirements and specifications of MBUSA or its manufacturing Affiliates (including, without limitation, MBUSA’s environmental specifications, interface specifications, any other functionality specifications and including, for avoidance of doubt, the MBUSA Interface Specifications), which are set forth or referred to in Exhibit G.

***

“MCG” means Mercedes Car Group.

“MCG Vehicle” means a vehicle that is (i) manufactured by or for MBUSA or its Affiliates during calendar year 2010 or thereafter for sale or lease within the Territory, and (ii) of a Model Line listed on Exhibit D-1; provided that vehicles produced prior to the calendar year listed opposite such vehicle’s Vehicle Model on Exhibit D-1 shall not constitute MCG Vehicles.

“Milestone Requirements” has the meaning set forth in Section 13(a) of this Agreement.

“Model Line” means any of ***, and any similar class or category of vehicles added to Exhibit D-2 during the Term.

“Multiple Cause Action” means a demand, action, cause of action, lawsuit or claim that alleges loss or damage directly caused by both HTI and MBUSA.

“Non-Disclosure Agreement” means the Confidentiality and Non-Disclosure Agreement by and between the Parties, dated ***.

“Open Source Code” has the meaning set forth in Section 14(g) of this Agreement.

“Operating Committee” has the meaning set forth in Section 21(b) of this Agreement.

“Other Telematics Communicators” has the meaning set forth in Section 4(b) of this Agreement.

“Other Telematics Service” has the meaning set forth in Section 8 of this Agreement.

“Party” means HTI or MBUSA; and “Parties” means HTI and MBUSA.

“PASS Services” means the personal assistance safety services described in Exhibit A-1 to this Agreement.

“Person” means any natural person, organization, partnership, limited liability company, holding company, corporation, other legal entity or Governmental Entity.

“Personal Information” has the meaning set forth in Exhibit AA.

“Post-Termination Transition Assistance” has the meaning set forth in Section 27(b) of this Agreement.

“Post-Termination Transition Assistance Period” has the meaning set forth in Section 27(b) of this Agreement.

“Reasonable Competitiveness” has the meaning set forth in Section 2(d) of this Agreement.

“Release Condition” has the meaning set forth in Section 14(e) of this Agreement.

“Separate Intellectual Property” has the meaning set forth in Section 14(a) of this Agreement.

“Service or Recall Campaign” means a systematic effort by MBUSA or its Affiliates or Dealers to locate or cause to be accessed by a Dealer an Enabled Vehicle or an LCT Enabled Vehicle for the purpose of addressing a safety, legal or other issue that impacts such vehicle.

***

“Subscriber” means any Person who has subscribed, via a Subscriber Agreement, for any Telematics Services or any Approved Other Telematics Services, in each case, for an Enabled Vehicle or an LCT Enabled Vehicle, whether or not such Person is the original owner or lessee of such Enabled Vehicle or LCT Enabled Vehicle.

“Subscriber Agreement” means the agreement between HTI and a Subscriber pursuant to which the Subscriber subscribes for Telematics Services or Approved Other Telematics Services to be provided by HTI.

“Subscriber Vehicle” means any Enabled Vehicle or LCT Enabled Vehicle owned by, or leased to, a Current Subscriber.

“Subscription Fee” means the fees (other than Ancillary Fees and Excessive Use Charges) charged by HTI to a Subscriber for Telematics Services and Approved Other Telematics Services.

“Supplemental Use” means the use of data for purposes above and beyond the uses necessary to provide the Telematics Services or Approved Other Telematics Services which have been subscribed to by each Subscriber, including, without limitation, the sale or other transfer of such data to third parties for purposes above and beyond the uses necessary to provide the Telematics Services or Approved Other Telematics Services which have been subscribed to by each Subscriber.

“Surcharges” means ***.

“TCU” means the telematics communication unit which is synonymous with the HTI Telematics Communicator or an Other Telematics Communicator.

“Technical Specifications” has the meaning set forth in Section 4(e) of this Agreement.

“Telematics Package” means a specific bundle of Telematics Services (and, at HTI’s option, Approved Other Telematics Services) to be offered to purchasers and lessees of MCG Vehicles and LCT Enabled Vehicles.

“Telematics Services” means (a) the PASS Services, (b) the MBTA Services, (c) any Approved Additional Services and Approved WiMax Services and (d) all related infrastructure and support services as outlined by MBUSA and contained in the Technical Specifications listed in Exhibit G and in Exhibit B; but shall not include any service described in clauses (a) through (d) above when used for testing, demonstration, development or research or for data collection, recording or transmission in connection with testing, demonstration, development or research or for any other purpose incidental thereto.

“Term” has the meaning set forth in Section 25 of this Agreement.

“Termination Date,” as used in Section 14(f), has the meaning set forth in Section 14(f) of this Agreement.

“Territory” means the fifty (50) states of the United States of America together with the District of Columbia and Puerto Rico.

“Testing Protocols” has the meaning set forth in Section 7(a) of this Agreement.

“Transition Customers” means ***.

“Transition Services” means the telematics services to be provided by HTI to Transition Customers, as further described in Exhibit O.

“Transition Services Commencement Date” has the meaning set forth in Exhibit O.

“UWB” means Ultra-WideBand.

“Vehicle and Subscriber Data” means any information regarding an Enabled Vehicle, an LCT Enabled Vehicle or a Subscriber, which either Party obtains or derives in connection with this Agreement. ***.

“Vehicle Model” means each model listed on Exhibit D-1 from time to time during the Term ***.

“Vendor” means a third-party engaged by either HTI or MBUSA for the sole purpose of providing one or more Telematics Service or Approved Other Telematics Service (for example, a third-party call center provider).

“Wi-Fi” means Wireless Fidelity.

“WiMax” means wireless connectivity provided by means of the *** family of standards existing as of the date of this Agreement ***, and any extensions of such standards approved by such standard’s governing body.

“WiMax Device” means a device via which transmission and reception of wireless signals take place using communication networks that are based on WiMax.

“WiMax Service” means a telematics service provided using WiMax.

(b) Other Definitional Matters. The words “include” and “including” will be deemed to be followed by the phrase “without limitation” when such phrase does not otherwise appear. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision unless specifically stated to apply to a specific section, paragraph or subdivision. All article, section, paragraph, clause, exhibit or schedule references not attributed to a particular document will be references to such parts of this Agreement. All references to “$” or “dollars” are to the currency of the United States of America, unless explicitly stated otherwise.

2.	TELEMATICS SERVICES

(a) Start of PASS Services and MBTA Services. Beginning on the Commencement Date and continuing during the Term and for such additional time periods as are provided for in Sections 27(a) or 27(b), HTI will provide the PASS Services and the MBTA Services to the purchasers and lessees of all MCG Vehicles and LCT Enabled Vehicles which are equipped with HTI Telematics Communicators, Other Telematics Communicators or LCT Communicators and for which such purchasers or lessees have Subscriber Agreements with HTI that are then in effect. The services that make up the PASS Services are described on the attached Exhibit A-1. The services that make up the MBTA Services are described on the attached Exhibit A-2. Exhibits A-1 and A-2 may be amended, supplemented or restated from time to time by mutual written agreement among the Parties.

(b) [Reserved].

(c) Provision of the PASS Services and the MBTA Services to Enabled Vehicles and LCT Enabled Vehicles. On and from the Commencement Date and continuing during the Term and for such additional time periods as are provided for in Sections 27(a) or 27(b), HTI will provide the PASS Services and the MBTA Services for each Enabled Vehicle and LCT Enabled Vehicle that is also a Subscriber Vehicle in accordance with the standards and service levels set forth in this Section 2 and Exhibit B. Additionally, on the terms set forth on the Term Sheet attached as Exhibit O hereto and such other terms and conditions as may be set forth in a written definitive agreement to be negotiated in good faith by and between HTI and MBUSA *** in accordance with the standards and service levels set forth in this Section 2 and Exhibit B. Exhibit B may be amended, supplemented or restated from time to time by mutual written agreement of HTI and MBUSA. HTI will make the PASS Services and the MBTA Service available to each Subscriber Vehicle 24 hours a day, seven days a week, irrespective of where the Subscriber Vehicle is located within the Territory, exempting issues related to cellular coverage (which exception is inapplicable if HTI fails to meet its obligations under Section 18).

(d) Standards for the PASS Services and the MBTA Services. HTI will ensure that the PASS Services and the MBTA Services meet or exceed the specific service levels in Exhibit B and will maintain reasonable competitiveness of the PASS Services and the MBTA Services ***. Additionally, HTI will use *** to ensure that Subscribers are satisfied with the PASS Services and the MBTA Services.

(e) [Reserved].

(f) Commencement. HTI will make the HTI Operational System fully operational and the PASS Services and the MBTA Services available to all Subscribers in Enabled Vehicles and LCT Enabled Vehicles not later than the Commencement Date in accordance with and subject to the terms of this Agreement. Furthermore, HTI will make the HTI Operational System operational to the extent required to provide the Transition Services commencing on the Transition Services Commencement Date, in accordance with the terms set forth in Exhibit O and the definitive agreement referenced in Section 2(c), if any. ***.

(g) ***

(h) Approved Additional Services. HTI shall provide the Approved Additional Services and Approved WiMax Services, as applicable, in accordance with the terms applicable thereto as set forth in this Agreement and in any amendment hereto contemplated by Subparagraphs 2(h)(i) through 2(h)(iii) below.

(i)	Telematics Services Proposed by HTI. With respect to Additional Services or WiMax Services proposed in writing from time to time by HTI which services are to be provided using the HTI Telematics Communicator, an Other Telematics Communicator or those LCT Communicators which are referred to in the last sentence of Section 4(c), HTI (as opposed to other third party suppliers) shall have the right to provide such Additional Services or WiMax Services to Enabled Vehicles if MBUSA consents on a case-by-case basis to the provision by HTI of such telematics service via the HTI Telematics Communicator. MBUSA will in good faith review each such written proposal made by HTI pursuant to the preceding sentence and decide within *** days from the receipt of such written proposal whether it will consent to the provision of such service by HTI or whether it will withhold its consent based on ***, which basis shall be described in writing to HTI. Upon the issuance of such consent, if any, HTI and MBUSA shall negotiate in good faith the *** terms for the provision of such Additional Service or WiMax Service, as applicable, by HTI. If HTI and MBUSA agree on such terms, a description of the Additional Service or WiMax Service, as applicable, and the terms applicable to such Additional Service or WiMax Service, as applicable, and not otherwise contained in this Agreement shall be set forth in an amendment to this Agreement (which amendment shall include any mutually agreed upon amendments to Section 14). ***. If MBUSA has declined to permit HTI to provide an Additional Service or WiMax Service pursuant to this Section 2(h)(i) and subsequently determines that it would like to have such Additional Service or WiMax Service available in MCG Vehicles or LCT Enabled Vehicles, MBUSA shall comply with the procedures set forth in Section 2(h)(iii) with respect to the awarding of such Additional Service or WiMax Service ***.

(ii)	Telematics Services Proposed by MBUSA for MBUSA Use as End User: With respect to Additional Services proposed from time to time by MBUSA to HTI and with respect to which MBUSA will be the end user of such telematics service (which service does not involve the resale of any such service or aspect thereof to any third-party), HTI shall offer, in writing, within *** of its receipt of MBUSA’s written proposal, to provide any such technically-feasible service on *** to be negotiated and agreed upon by HTI and MBUSA on a case-by-case basis. Upon mutual agreement on the terms, the description of the service and the agreed-upon terms applicable to such service and not otherwise contained in this Agreement shall be set forth in an amendment to this Agreement.

(iii)	Telematics Services Proposed by MBUSA for Subscriber or Other Third-Party Use as End User: With respect to Additional Services or WiMax Services proposed from time to time by MBUSA (including telematics services the ideas for which are proposed to MBUSA or its Affiliate by third-parties) with respect to which MBUSA will not be the end user of such telematics services, HTI (as opposed to other third party suppliers) shall have the right to offer such telematics services to the end user if HTI offers, in writing, within *** of MBUSA’s written request for proposal, to provide such telematics services on terms that are ***. If HTI is to provide an Additional Service or WiMax Service under this Subparagraph 2(h)(iii) to end users who are owners or lessees of MCG Vehicles or LCT Enabled Vehicles, following mutual agreement on the terms with respect thereto, HTI and MBUSA shall set forth the description of the Additional Service or WiMax Service, as applicable, and the terms applicable to such Additional Services or WiMax Services, as applicable, and not otherwise contained in this Agreement in an amendment to this Agreement (which amendment shall include any mutually agreed upon amendments to Section 14). ***.

(iv)	***

(v)	Required Wireless Connectivity. For the avoidance of doubt, if any Governmental Entity or standardization body mandates that a telematics service be provided using a specific protocol and/or connectivity, Section 2(h) shall not apply to such service, mandated protocol or connectivity.

(i) Exclusivity. HTI will have exclusivity in regard to telematics services to the extent, and only to the extent, as set forth in this Section 2(i). Except as provided in this Section 2(i), all exclusivity granted to HTI in this Section 2(i) shall end upon the expiration or earlier termination of this Agreement.

(i)	Exclusivity for PASS Services, MBTA Service and Approved Additional Services. Subject to Subparagraph 2(i)(iii) below, HTI shall have, within the Territory, the exclusive right to provide the PASS Services, the MBTA Services and each telematics service that becomes an Approved Additional Service or Approved WiMax Service, in each case, in Enabled Vehicles *** and LCT Enabled Vehicles (that contain those LCT Communicators which are referred to in the last sentence of Section 4(c)) both (1) during the Term and (2) with respect to each Enabled Vehicle produced within *** prior to the earlier of (A) any termination of this Agreement prior to the end of the Term or (B) any expiration of the Term, during the *** period which commences on the date such vehicle is sold or leased, including any portion of such *** period which follows the termination or expiration, as applicable, of this Agreement ***.

(ii)	Exclusivity for Embedded Cellular Technology Devices. Subject to Subparagraph 2(i)(iii) below, (i) MBUSA will not install (or have installed) as original equipment any Embedded Cellular Technology Device (other than an HTI Telematics Communicator, an Other Telematics Communicator or an LCT Communicator) *** in any MCG Vehicle that MBUSA sells or leases during the Term within the Territory and (ii) at any time following the point in time when HTI has been approved or selected to provide an Approved WiMax Service pursuant to Section 2(h), MBUSA also will not install (or have installed) as original equipment any WiMax Device (other than an HTI Telematics Communicator or an Other Telematics Communicator) *** in any MCG Vehicle that MBUSA sells or leases during the Term within the Territory ***.

(iii)	Exclusivity Limitations. The exclusivity granted to HTI in this Section 2(i) is not intended to restrict MBUSA in, and shall not limit or interfere with its reasonable fulfillment of, the existing and future agreements, relationships and program participations of MBUSA or its Affiliates that are listed in Exhibit I (collectively the “Existing Telematics Agreements and Programs”); provided, however, that no amendment or modification to the Existing Telematics Agreements and Programs (other than any amendment or modification to a program if such modification does not require the consent of MBUSA) shall expand the limitations with respect to HTI’s exclusivity rights that exist under, or as a result of, such Existing Telematics Agreements and Programs as of the date hereof. If MBUSA enters into an agreement with a third-party to provide an Additional Service or WiMax Service in compliance with Section 2(h) (an “Additional Excluded Telematics Agreement”) and such agreement provides for such third-party to provide such Additional Service or WiMax Service on an exclusive basis (whether partially exclusive or fully exclusive), MBUSA and HTI shall add such Additional Excluded Telematics Agreements to Exhibit I; provided, however, that such exclusivity shall not extend beyond such Additional Service or WiMax Service, as applicable. ***.

(iv)	Certain Additional Matters Related to Additional Services and Exclusivity. All provisions of Section 2(h)(ii), Section 2(h)(iii) and Section 2(h)(iv) and Section 2(i) shall apply to each Affiliate of MBUSA in the same manner as which such provisions apply to MBUSA, even if such provisions do not otherwise reference Affiliates of MBUSA; provided, however, that in no event shall the result of this Section 2(i)(iv) be to make such provision applicable with respect to any vehicle other than an MCG Vehicle.

(v)	Required Wireless Connectivity. For the avoidance of doubt, if any Governmental Entity or standardization body mandates that a telematics service be provided using a specific protocol and/or connectivity, Section 2(i) shall not apply to such service, mandated protocol or connectivity.

(j) ***

(k) HTI Activities Other Than With Respect to MCG Vehicles and LCT Enabled Vehicles. Nothing in this Agreement shall limit or preclude HTI’s right or ability to provide any telematics services in any vehicle other than an MCG Vehicle or an LCT Enabled Vehicle on such terms and conditions as HTI determines in its sole discretion.

(l) Delay. Notwithstanding anything in this Section 2 to the contrary, HTI shall not be responsible for delays in making the HTI Telematics Communicator, the HTI Operational System, the Telematics Services or Approved Other Telematics Service available to Subscribers to the extent that an action or failure to act under a duty to act on the part of MBUSA is a *** cause of such delay ***.

(m) ***

3.	SUBSCRIPTIONS

(a) Subscriber Communication and Agreements. HTI will *** Subscriber Agreements with each Subscriber (including each prospective Subscriber agreeing to become a Subscriber), in accordance with the provisions of this Agreement, including without limitation Section 3(e), Section 10 and Section 11(b) ***.

(b) Billing. HTI will handle all Subscriber billing and Subscriber service functions. All billing and account management functions will be handled using HTI’s name. If requested by MBUSA, HTI will prominently display Mark(s) of MBUSA on any bill sent to a Subscriber, in a manner approved in advance by MBUSA in writing.

(c) ***

(d) Prices for the PASS Services and the MBTA Services for Second and Subsequent Years. HTI will establish the Subscription Fees, Ancillary Fees and Excessive Use Charges, if any ***; provided that HTI must give MBUSA an opportunity to review the initial Subscription Fees and Ancillary Fees as well as any changes to the Subscription Fees and Ancillary Fees *** at least *** prior to the proposed effectiveness of any such change, as applicable, and HTI shall negotiate in good faith with MBUSA to address any objections MBUSA raises to such fees. The ultimate determination with respect to the amount of Subscription Fees and Ancillary Fees shall be made by HTI ***.

(e) Subscriber Relationship. HTI shall have primary responsibility for managing the relationship with Subscribers. HTI’s responsibilities will include: (1) facilitating the execution of the Subscriber Agreements by the Subscriber and HTI (with such assistance as is to be provided by MBUSA and MBUSA’s Dealers, respectively, as set forth herein ***, (2) handling all account management functions in accordance with Exhibit B hereto (including all customer billing matters) and (3) collecting and using Vehicle and Subscriber Data in accordance with this Agreement and its Exhibits (including, without limitation, Section 10 and Exhibit V and Exhibit AA).

(f) Telematics Packages. Subject to Sections 3(c) and 3(d), HTI shall have the right to determine the composition of Telematics Packages ***.

4.	HTI TELEMATICS COMMUNICATORS

(a) ***

(b) Purchase and Sale of HTI Telematics Communicators. For purposes of engaging in HTI Telematics Communicator procurement transactions with DAG, HTI will establish a legal or corporate entity in Europe, in accordance with applicable Laws, which will be primarily responsible for engaging in and managing such transactions, in particular the acceptance of purchase orders for HTI Telematics Communicators (such entity referred to herein as “HTI Europe”), provided that any such transactions between HTI Europe and DAG shall be ***. Pursuant to the foregoing sentence, MBUSA will cause DAG to issue to HTI Europe one or more purchase orders for the purchase by DAG of HTI Telematics Communicators from HTI pursuant to this Agreement. DAG may place such orders via an EDS system. Such procurements shall be made by DAG to meet the procurement needs of both DAG and MBUSA’s other manufacturing Affiliates, and shall result in the shipment of HTI Telematics Communicators to the locations set forth in the purchase orders. All purchases of HTI Telematics Communicators by DAG from HTI will be ***. For example, without limitation, the payment terms regarding the procurement of the HTI Telematics Communicators are as set forth in Exhibit T. ***.

(c) ***

(d) Sourcing and Development Strategy; Approved Suppliers. The manufacturer of the HTI Telematics Communicator must be an Authorized Manufacturer. The supplier of the HTI Telematics Communicators must be an Authorized Supplier. ***. HTI will be responsible for the timely supply of HTI Telematics Communicators from Authorized Manufacturers (including through Authorized Suppliers) to MBUSA’s manufacturing Affiliates in sufficient quantities to meet such Affiliates’ requirements *** from time to time. HTI may, at its option, have all or some of the HTI Telematics Communicators delivered directly to MBUSA’s manufacturing Affiliates by Authorized Manufacturers (or Authorized Suppliers) ***. HTI will be responsible for qualifying any manufacturers of the HTI Telematics Communicators as Authorized Manufacturers if they are not already Authorized Manufacturers, and for qualifying suppliers of the HTI Telematics Communicators as Authorized Suppliers if they are not already Authorized Suppliers, and MBUSA and its Affiliates shall cooperate in good faith with the process of qualifying manufacturers as Authorized Manufacturers and suppliers as Authorized

Suppliers. MBUSA and its Affiliates shall bear their own costs in support of qualifying manufacturers and suppliers whether proposed by MBUSA, its manufacturing Affiliates or HTI, as Authorized Manufacturers or Authorized Suppliers, respectively.

(e) Technical Specifications. The final technical specifications for the HTI Telematics Communicators (the “Technical Specifications”) will be determined by HTI and the Authorized Manufacturers ***. Exhibit G and the Technical Specifications may be amended, supplemented or restated from time to time by mutual agreement among the Parties, including to reflect changes implemented pursuant to the process set forth in Exhibit P. ***. HTI shall promptly notify MBUSA if HTI discovers or acquires actual knowledge from a source other than MBUSA of any performance issue affecting any part or system of the Enabled Vehicle or the LCT Enabled Vehicle, including the HTI Telematics Communicator, an Other Telematics Communicator or an LCT Communicator, that results from the MBUSA Specifications. MBUSA shall promptly notify HTI if MBUSA discovers or acquires actual knowledge from a source other than HTI of any performance issue affecting any part or system of the Enabled Vehicle or the LCT Enabled Vehicle, including the HTI Telematics Communicator, an Other Telematics Communicator or an LCT Communicator, that results from the MBUSA Specifications. The Parties shall negotiate in good faith to determine appropriate means to remedy such issues. ***.

(f) Planned MCG Vehicle Installation Schedule. It is the intent of the Parties that HTI Telematics Communicators or Other Telematics Communicators will be installed by MBUSA through its manufacturing Affiliates in MCG Vehicles listed on D-1 and produced during the Term starting, with respect to each Vehicle Model, with the year set forth opposite such Vehicle Model on Exhibit D-1. ***. For all other Vehicle Models listed on Exhibit D-1 (for which the year opposite such Vehicle Model on Exhibit D-1 has come) ***, if MBUSA, through its manufacturing Affiliates, fails to install HTI Telematics Communicators or Other Telematics Communicators in at least *** percent *** of the total production volume, in the aggregate, for all such MCG Vehicles, during any calendar year beginning in calendar year 2012, such failure shall constitute a material breach of this Agreement by MBUSA for which HTI’s *** remedies and damages shall ***.

(g) Warranty and Warranty Repairs; Service or Recall Campaigns. MBUSA’s Dealers will decide whether to replace the HTI Telematics Communicators in any applicable Enabled Vehicles covered by the Base Warranty, or during any extended warranty period, or when the MCG Vehicle is not under warranty. ***. With respect to replacements or repairs of HTI Telematics Communicators purchased from HTI or from HTI’s Authorized Supplier, through HTI, (i) Dealers will place orders for such HTI Telematics Communicators with MBUSA, and MBUSA shall relay such orders to HTI or an Authorized Supplier, as applicable and (ii) HTI or the applicable Authorized Supplier will ship within *** to locations as directed by MBUSA or its Dealers all HTI Telematics Communicators required as replacements for such Base Warranty, extended warranty or non-warranty repairs. ***. With respect to extended warranty and non-warranty replacements, the cost for each such HTI Telematics Communicator purchased from, or through, HTI, shall be as set forth in Section 4(c). ***.

(h) Product Documentation. To the extent that the HTI Telematics Communicator, the Telematics Services or Approved Other Telematics Services are described in vehicle manuals provided to purchasers or lessees of Enabled Vehicles or LCT Enabled Vehicles (only with respect to Telematics Services and Approved Other Telematics Services), HTI shall provide to MBUSA *** before the Commencement Date (or, as they relate to LCT Enabled Vehicles, the Transition Services Commencement Date), the text, information, notices, warnings and disclaimers related to the HTI Telematics Communicators, the HTI Operational System, the Telematics Services and any Approved Other Telematics Services that are required to be included by applicable law or as HTI determines are advisable for MBUSA to include therein, and which MBUSA shall include therein to the extent they are acceptable to MBUSA after good faith consideration. HTI shall continue to provide to MBUSA any additional or different text, information, notices, warnings and disclaimers that HTI determines are so required or advisable during the Term. ***. Alternatively, if MBUSA refuses to include in any such vehicle manual any text, information, notice, warning or disclaimer related to the HTI Telematics Communicators, the HTI Operational System, the Telematics Services or the Approved Other Telematics Services, as HTI determines is advisable to include therein, MBUSA shall ***, include in each Enabled Vehicle and LCT Enabled Vehicle a separate instruction manual with respect to the HTI Telematics Communicator, the HTI Operational System, the Telematics Services and/or any Approved Other Telematics Services, containing, among other things, all such text, information, notices, warnings or disclaimers related to the HTI Telematics Communicators, the Telematics Services and/or the Approved Other Telematics Services that HTI desires to be included in such manual. HTI and MBUSA shall, and DAG shall secure the agreement of the manufacturer or supplier of Other Telematics Communicators or LCT Communicators to, cooperate in good faith in taking actions equivalent to those described in this Section 4(h) with respect to Enabled Vehicles and LCT Enabled Vehicles containing Other Telematics Communicators and LCT Communicators, respectively, as relates to such Other Telematics Communicators or LCT Communicators.

5.	RESERVED

6.	RESERVED

7.	TESTING PROTOCOLS AND ACCEPTANCE

(a) Testing Protocols. The Parties agree on the design verification, production validation and continuing conformance testing protocols (“Testing Protocols”) that are set forth on Exhibit G, which may be amended, supplemented or restated from time to time during the Term by mutual written agreement of the Parties.

(b) ***

(c) Testing for Vehicles. All testing for Enabled Vehicles and LCT Enabled Vehicles must be in compliance with the performance standards and functional performance requirements contained in Exhibit G and where applicable, to the portions of the HTI System testing protocols as defined in Section 7(b) that are dependent on the TCU ***.

8.	OTHER TELEMATICS SERVICES

In addition to the PASS Services, the MBTA Services, the Approved Additional Services and the Approved WiMax Services, HTI may provide to Subscribers through the HTI Telematics Communicators, Other Telematics Communicators or LCT Communicators other than by means of Embedded Cellular Technology or WiMax such other telematics services as HTI has the capability to provide (each an “Other Telematics Service”); provided, however ***.

9.	***

10.	***

(a) ***

(b) ***

(c) Subscriber Consents. All Personal Information is “owned” by the Subscriber. Each Subscriber Agreement will: (i) require the Subscriber’s consent to the acquisition and sharing of all Vehicle and Subscriber Data by and between HTI and MBUSA (and with Vendors and Dealers) freely, and to MBUSA’s and HTI’s use of such data to perform the Telematics Services and Approved Other Telematics Services to which such Subscriber has subscribed, and, by MBUSA, for MBUSA’s purposes of internal research and improvement and development of vehicles and, by HTI (but not including diagnostic data other than with MBUSA’s express written consent and approval in each instance), for HTI’s purposes of internal research and improvement and development of telematics services, and (ii) provide the Subscriber with an opportunity to consent to the Supplemental Use of the Vehicle and Subscriber Data. ***. However, Subscriber consent for Supplemental Use is only necessary if the Supplemental Use makes use of Personal Information, unless otherwise required by applicable Law. Subscriber consent is not necessary for use of aggregate non-personally identifiable data for Supplemental Use, unless otherwise required by applicable Law. ***.

(d) ***

(e) Data Security. HTI and MBUSA shall handle and protect the Vehicle and Subscriber Data (including any credit card or other payment card information collected, stored, processed or transmitted in connection with customer billing matters) in accordance with the standards and provisions set forth on Exhibit AA ***. HTI will inform MBUSA of any complaints it receives from Subscribers regarding privacy or data security and MBUSA will inform HTI of any complaints it receives from Subscribers regarding privacy or data security. The Party receiving such complaint will handle and respond to such complaints promptly and with a high level of customer service and the Parties will cooperate in good faith with respect thereto.

(f) Privacy Contact Points. Each of MBUSA and HTI shall designate an individual contact person within its organization to act as a contact point with regard to privacy, data security and other issues relating to the items addressed in this outline and Exhibit V and Exhibit AA. Each Party shall provide the contact information of its contact person to the other Party.

(g) Survival of Rights to Use Vehicle and Subscriber Data and Supplemental Uses. The rights and restrictions applicable to each Party’s use of the Vehicle and Subscriber Data shall survive termination of the Agreement. ***.

11.	MARKETING

(a) Marketing Plan. HTI and MBUSA will together develop a strategic marketing launch and sales plan for the sale of the Telematics Services, and Approved Other Telematics Services in Enabled Vehicles and LCT Enabled Vehicles. HTI will provide ongoing marketing and sales support at a level deemed reasonably appropriate by the Parties. MBUSA will provide assistance at a level it reasonably deems appropriate to support HTI in developing and sustaining its marketing and sales plans, and the Parties will negotiate in good faith to develop any joint plans consistent therewith. Except for the requirement to comply with Section 10, Section 19 and Section 46, nothing herein shall preclude HTI’s right to develop and launch marketing plans for Telematics Services or Approved Other Telematics Services independent of MBUSA marketing programs.

(i)	***

(ii)	Advertising. MBUSA shall *** advertise the availability of the Telematics Services in Enabled Vehicles and LCT Enabled Vehicles and to market the Telematics Services in a manner consistent with MBUSA’s marketing of other key features. Additionally, MBUSA and HTI shall cooperate with respect to the inclusion in such advertisements, with HTI’s approval, of descriptions of Approved Other Telematics Services. MBUSA shall *** encourage all retail purchasers or lessees of Enabled Vehicles and LCT Enabled Vehicles to continue to subscribe to the Telematics Services and Approved Other Telematics Services ***. HTI shall *** encourage all retail purchasers or lessees of Enabled Vehicles and LCT Enabled Vehicles to continue to subscribe to the Telematics Services and Approved Other Telematics Services. Each Party shall cooperate in the development of web-based marketing activities related to the Telematics Services and Approved Other Telematics Services, which activities are subject to MBUSA’s approval and consent in each case.

(iii)

Dealer Support. MBUSA shall provide marketing and instructional information *** to MBUSA Dealers relating to the availability of HTI Telematics Communicators and Other Telematics Communicators, including dealer training ***, to existing and new MBUSA Dealers *** cause the MBUSA Dealers to use such information and to prominently display signage and brochures relating to the Telematics Services and Approved Other Telematics Services, and to provide demonstrations of the Telematics Services and Approved Other Telematics Services. MBUSA shall work with HTI to design, and MBUSA shall create and provide to MBUSA Dealers and *** cause them to (x) use in-vehicle marketing materials and (y) place other branded material in the vehicle, in each case, to draw attention to the availability of the Telematics Services and Approved Other Telematics Services in each Enabled Vehicle or LCT Enabled Vehicle. MBUSA shall *** cause MBUSA Dealers to actively promote the Telematics Services and Approved Other Telematics Services to purchasers and lessees of Enabled Vehicles and LCT Enabled Vehicles, to demonstrate the Telematics Services and Approved Other Telematics Services, to assist new customers by explaining the Telematics Services and Approved Other Telematics Services during the vehicle delivery process, and to offer retail purchasers and lessees the opportunity to enter into a Subscriber Agreement, in accordance with HTI’s and MBUSA’s standard policies in effect from time to time. Each Party agrees that the marketing message should be clear and consistent with the MBUSA and HTI brand images ***. HTI shall cooperate with MBUSA in connection with HTI’s communications with MBUSA Dealers to facilitate coordination and consistency of messaging.

(iv)	Brand Name. Except as may otherwise be agreed by HTI and MBUSA in writing, HTI shall market the MBTA Services under the *** name. MBUSA represents and warrants to HTI that it (or its Affiliate) holds sufficient rights in the *** name to permit HTI to utilize such brand name pursuant to this Agreement.

(v)	Market Research. HTI and MBUSA will devote such resources as each deems appropriate, in its sole discretion, to conduct market research to understand the buying behaviors and motivations of purchasers or lessees of Enabled Vehicles and LCT Enabled Vehicles who become HTI Subscribers and to maximize use of the Telematics Services and Approved Other Telematics Services by Subscribers.

(b) Subscriber Agreements.

(i)	The Parties will cooperate in good faith to identify and implement processes for encouraging purchasers and lessees of Enabled Vehicles and LCT Enabled Vehicles to enter into Subscriber Agreements with HTI, pursuant to Section 3 of this Agreement, including, unless the Parties agree to obtain Subscriber Agreements in a different manner, cooperating in efforts to encourage MBUSA Dealers to assist with the efforts of securing *** Subscriber Agreements to HTI. HTI will make Subscriber Agreements available to purchasers or lessees of Enabled Vehicles ***, notwithstanding that Telematics Services or Approved Other Telematics Services will not be provided to such Enabled Vehicles prior to the Commencement Date.

(ii)

HTI shall ensure that the Subscriber Agreements contain all disclosures, notices and consents required by applicable Laws regarding privacy, data collection and use, data sharing, data security, etc. (including those necessary to effectuate the rights set forth in this Agreement, including Exhibit V, and all necessary rights to HTI, MBUSA, either of their call centers and other agents, and Dealers), as such Laws may change from time to time, which changes HTI shall promptly incorporate into the Subscriber Agreements ***. Consent language used to obtain Subscriber consent to the sharing of their personally-identifiable data with third parties for Supplemental Uses shall be reasonably clear, specific and conspicuous to the extent required by applicable Laws ***. HTI shall obtain from all Subscribers pursuant to the Subscriber Agreement, as a condition to the receipt of services thereunder, any consents required by Law for HTI to share Vehicle and Subscriber Data with MBUSA and its Affiliates ***. Additionally, HTI will include in the Subscriber Agreement provisions related to the limitation of MBUSA’s liability to Subscribers ***.

12.	ON-SITE ENGINEERING STAFFING, ACCESS TO DAIMLER PREMISES AND USE OF DAIMLER VEHICLES

(a) ***

(b) Access to MBUSA Personnel and Use of MCG Vehicles and LCT Enabled Vehicles. MBUSA will provide HTI or Authorized Manufacturer with reasonable access to a reasonable number of MCG Vehicles and LCT Enabled Vehicles *** for testing of HTI Telematics Communicators, the Other Telematics Communicators and the LCT Communicators in conjunction with the HTI Operational System. MBUSA will *** also provide HTI or Authorized Manufacturer reasonable access to personnel involved with the MBTA Services and installation of HTI Telematics Communicators in MCG Vehicles and to information related to MCG Vehicles as such may reasonably impact the MBTA Service or the HTI Operational System.

(c) ***

13.	HTI MILESTONE REQUIREMENTS

(a) Milestone Requirements. To ensure compliance with the required deadlines in Section 2(f) for the HTI Operational System to become operational to the full extent required to deliver the PASS Services and the MBTA Services in accordance with Section 2 of this Agreement, and the PASS Services and the MBTA Services to become available to all Subscribers, HTI shall meet each Material Milestone Obligation identified in the attached Exhibit N by the respective dates set forth therein (“Milestone Requirements”) ***; provided, however, that HTI shall not be responsible for any delay in meeting a Milestone Requirement to the extent the delay directly results from any action or failure under a duty to act on the part of MBUSA or any change in the Technical Specifications required by MBUSA and which delay HTI could not reasonably avoid, overcome or mitigate in order to meet the Milestone Requirement.

(b) Required Notification. HTI will provide MBUSA with prompt written notification of any issues that arise during the Term that HTI should reasonably expect to adversely affect the ability of HTI to meet any of its Milestone Requirements.

(c) Cure. HTI shall have a period of *** days in which to cure a breach of a Milestone Requirement; however ***.

14.	INTELLECTUAL PROPERTY

(a) Ownership of Prior Developed and Contributed Intellectual Property. All Intellectual Property developed or created prior to the initiation of collaborative efforts between the Parties regarding telematics services or outside of the scope of this Agreement during the term of this Agreement (the “Separate Intellectual Property”) is and shall remain the property of the Party which made, developed, created or presently owns such Separate Intellectual Property and, unless otherwise expressed in this Agreement, no license is implied or granted herein to any Separate Intellectual Property. ***.

(b) ***

(c) ***

(d) ***

(e) ***

(f) ***

(g) ***

(h) ***

(i) ***

15.	INDEMNIFICATION

(a) ***

(i)	HTI will defend, indemnify and hold MBUSA and its Affiliates and Dealers, and its and their officers, employees, directors, successors and permitted assigns (collectively, the “MBUSA Indemnitees”) harmless from and against any loss, damage, liability, claim or expense, including reasonable attorney fees and expenses, in connection with or arising from claims ***.

(ii)	***

(b) General Indemnification.

(i)	HTI will defend, indemnify and hold the MBUSA Indemnitees harmless from and against any cost, loss, damage, liability, claim or expense, including reasonable attorney fees and expenses, arising from ***.

(ii)	MBUSA will defend, indemnify and hold the HTI Indemnitees harmless from and against any loss, damage, liability, claim or expense, including reasonable attorney fees and expenses, directly arising from third party claims ***.

(c) Indemnification Procedure. Whenever a claim arises for indemnification under this Section 15, the Person entitled to indemnification (the “Indemnified Party”) will promptly notify the Party from which indemnification is sought (the “Indemnifying Party”) of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in the event of any claim for indemnification hereunder resulting from or in connection with any claim by a third party, the Indemnified Party will give such notice thereof to the Indemnifying Party not later than *** Days prior to the time any response to the asserted claim is required, if possible, and in any event within *** Days following receipt of notice thereof (provided that failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability it may have to the Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure). Following receipt of notice of a claim by a third party, and provided that the Indemnifying Party has not failed or is not failing to use reasonable efforts to defend such claim, the Indemnifying Party will have the option, at its cost and expense, to assume the defense of such matter and to retain counsel to defend any such claim, and the Indemnifying Party will not be liable to the Indemnified Party for any fees of other counsel or any other expenses (except as expressly provided to the contrary herein) with respect to the defense of such claim or litigation, other than reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. The Indemnified Party will have the option of joining the defense of such claim (which will be at the sole cost and expense of the Indemnified Party) with counsel not reasonably objected to by the Indemnifying Party and counsel for each Party will, to the extent consistent with such counsel’s professional responsibilities, cooperate with the other Party and any counsel designated by that Party. In effecting the settlement or compromise of, or consenting to the entry of any judgment with respect to, any such claim, the Indemnifying Party, or the Indemnified Party, as the case may be, will act in good faith, will consult with the other Party and will enter into only such settlement or compromise or consent to the entry of any judgment as the other Party will consent, such consent not to be unreasonably withheld, conditioned or delayed. If an Indemnifying Party has failed or is failing to use reasonable efforts to defend such a claim, the Indemnified Party may, at the Indemnifying Party’s expense, assume the defense of such claim, with counsel reasonably acceptable to the Indemnifying Party; provided, however, that the Indemnified Party shall not have the right to settle such claim without the consent of the Indemnifying Party, which consent shall not be withheld unless the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party’s commercially reasonable basis for withholding such consent. An Indemnifying Party will not be liable for any settlement, compromise or judgment not made in accordance with the preceding sentence; provided, however, that, notwithstanding anything to the contrary in this Section 15, no consent of the Indemnifying Party to the settlement or compromise of any claim by the Indemnified Party will be necessary to the extent that the Indemnified Party provides the Indemnifying Party with an unqualified release from liability in respect of such third-party claim. Without limiting the generality of the foregoing, with respect to any Multiple-Cause Action, HTI and MBUSA shall reasonably cooperate with respect to the defense of such action, which may include entering into joint defense or other similar arrangements. Additionally, nothing in Section 15(b) is intended to limit HTI’s right to assert a defense arising under Section 4(e) (regarding damages caused by errors or omissions in the specifications and requirements set forth in Exhibit G), including as a cross claim in any proceeding otherwise subject to Section 15(b). ***.

(d) Survival. The indemnity obligation under this Section 15 will survive the termination or expiration of this Agreement.

(e) Purchase Order Indemnity. The indemnities contained in Exhibit S and Exhibit T shall apply to all purchases made by DAG of HTI Telematics Communicators.

(f) Applicability of Indemnification Procedures. In addition to claims arising under this Section 15, the provisions set forth in Section 15(c) shall be applicable to any other claim for indemnification asserted by either Party under this Agreement or otherwise in connection with the transactions contemplated hereby, including, without limitation, any claim for indemnification *** Exhibit S and Exhibit T.

16.	CONFIDENTIALITY

(a) Confidential Information. “Confidential Information” means, with respect to a Party, all information or material that gives that Party some competitive business advantage or the opportunity of obtaining such advantage and is either (i) marked “Confidential”, “Restricted”, “Proprietary Information”, or has similar marking ***. Notwithstanding the foregoing, Confidential Information will not include information which: (a) is or becomes generally known to the public through no wrongful act of the receiving Party, (b) as evidenced by contemporaneous documentation, was previously known to the receiving Party or rightly received by the receiving Party from a third party without obligation of confidentiality, (c) is disclosed to third parties by the disclosing Party on a non-confidential basis, or (d) is independently developed by the receiving Party without reference to information received from the disclosing Party or derived therefrom.

(b) Nondisclosure Obligations. Neither HTI nor MBUSA will disclose (whether orally or in writing, or by press release or otherwise) to any third party for a period of *** from first receipt any Confidential Information of another Party, except ***; (ii) disclosure as may be required by Law, whereupon the disclosing Party shall provide prompt written notice to the other Party prior to such disclosure, so that the other Party may seek a protective order or other appropriate remedy, (iii) disclosure to each Party’s respective officers, directors, employees, agents, consultants, accountants and attorneys in their capacity as such, and who have a “need to know,” provided that the Party making such disclosure *** shall be responsible for any breach by such recipients of the provisions of this Section 16(b), or (iv) disclosures to which the owner of the Confidential Information has given its express, written consent. ***. Additionally, subject to the last sentence of Section 16(a), the existence and terms of this Agreement shall constitute Confidential Information at all times during the Term and for six (6) years thereafter (notwithstanding the general *** limitation on the obligations with respect to Confidential Information hereunder). Each Party will use Confidential Information received from the other Party only for the purpose of performing its obligations and exercising its rights hereunder, and, if necessary, to enforce its rights against another Party under this Agreement.

(c) Discontinuation of Use of Confidential Information Upon Termination. Upon termination of this Agreement for any reason, each Party will immediately discontinue use of any Confidential Information of another Party, except to the extent necessary to perform any continuing obligation under this Agreement, and each Party shall promptly, at the other Party’s option, either return or destroy all (or, if such Party so requests, any part) of the Confidential Information in its possession or control, and all copies thereof.

17.	TAXES

HTI will be solely responsible for the complete collection and remission of all sales, use and telecommunication taxes.

18.	TELECOM CONNECTIVITY MANAGEMENT

HTI will be solely responsible for the relationship with wireless carriers used by HTI to provide the Telematics Services or Approved Other Telematics Services under this Agreement ***. In conjunction with the provision of Transition Services, HTI intends to take over responsibility for CDMA connectivity of all LCT Enabled Vehicles that were owned or leased by Transition Customers prior to the Transition Services Commencement Date after the expiration of the current MBUSA/Verizon Wireless telecommunications contract. *** shall give reasonable advance notice (as determined based upon the nature of the decision and the time available for making such determination) and an opportunity to comment to MBUSA with respect to determinations made *** in good faith constitute material network technology matters. Additionally ***, MBUSA and HTI shall hold an annual meeting to discuss network technology matters.

19.	OWNERSHIP AND USE OF TRADEMARKS

The Parties recognize each other’s rights in their respective trademarks, service marks, trade names and logos. Neither HTI nor MBUSA will make any use of the trademarks, service marks, trade names or logos (collectively the “Marks”) or domain names of the other Party, except as specifically approved by the other Party in writing ***. Except as permitted by United States trademark law and except as expressly provided herein, nothing in this Agreement will imply the grant by HTI, MBUSA to the other Party of a license to use (i) its trademark, service mark, trade name or logo or those of any of its Affiliates in connection with advertising, licensing, marketing or any other use, or (ii) any trademark, service mark, trade name or logo that is confusingly similar to its or any of its Affiliates’ names or marks. Without limiting the generality of the foregoing, (i) HTI acknowledges and agrees that the words “Mercedes-Benz”, “Mercedes”, “Maybach”, and “Smart”, “Tele Aid” and the Three-Pointed Star Within a Circle, the Maybach logo and the Smart logo are the solely owned trademarks and trade names of Daimler AG, and (ii) MBUSA acknowledge and agree that the words “Hughes”, “Hughes Telematics”, “Networkcar”, and “HTI” are the solely owned (or licensed) trademarks and trade names of HTI or its Affiliates. HTI agrees that the MBUSA Marks, and any goodwill appurtenant thereto, shall be owned exclusively by MBUSA and shall inure solely to the benefit of MBUSA, and MBUSA agrees that the HTI Marks, and any goodwill appurtenant thereto, shall be owed exclusively by HTI and shall inure solely to the benefit of HTI. ***.

20.	AUDIT RIGHTS

(a) Audit Rights for MBUSA. HTI will maintain accurate and complete books and records relating to the HTI Operational System, the HTI Telematics Communicators, the Telematics Services and the Approved Other Telematics Services which are provided by HTI,

HTI’s performance of this Agreement, and any and all amounts received and receivable from Subscribers for Telematics Services or Approved Other Telematics Services pursuant to a Subscriber Agreement. HTI will maintain all such records until at least *** following the date that HTI no longer provides services pursuant to this Agreement and for such longer time as may be required by Law or as may be required in connection with pending litigation. During the Term and for a period ending *** after HTI no longer provides any telematics service pursuant to this Agreement, MBUSA or its authorized representatives will have the right, at its expense, to reasonably inspect, audit, and copy such books and records of HTI, at HTI’s offices, during normal business hours upon not less than thirty (30) days’ prior written notice, to the extent the books and records relate directly to the performance of HTI’s obligations, any amounts received or receivable from Subscribers for Telematics Services or Approved Other Telematics Services pursuant to Subscriber Agreements, HTI’s costs of providing the Telematics Communicators at various times under various circumstances (pursuant to Section 4(c)), and any claim for payment hereunder. ***.

(b) Maintenance of Records. MBUSA shall, or, as applicable, shall cause its manufacturing Affiliates to maintain accurate and complete records relating to their installation of HTI Telematics Communicators and Other Telematics Communicators and the sale or leasing of Enabled Vehicles and LCT Enabled Vehicles. MBUSA will maintain all such records until at least *** following termination or expiration of this Agreement and for such longer time as may be required by Law or as may be required in connection with pending litigation

21.	EXECUTIVE STEERING & OPERATING COMMITTEES

(a) Executive Steering Committee. In order to monitor, coordinate and facilitate implementation of the terms and conditions of this Agreement, the Parties shall establish an “Executive Steering Committee” consisting of at least one (1) vice president or equivalent from each Party and an equal number of members. The Executive Steering Committee shall provide general oversight of the terms and conditions of this Agreement and shall work in good faith to resolve any Disputes that cannot be resolved by the Operating Committee in accordance with Section 28 below. Additionally, the Executive Steering Committee shall discuss new business development opportunities with respect to telematics services.

(b) Operating Committee. The “Operating Committee” shall consist of one (1) representative of each Party from the following functional areas (to the extent such function areas are applicable to a Party): development, marketing, parts and service, sales, quality assurance, warranty, engineering and other areas as appropriate. The Operating Committee shall be responsible for the day-to-day operations related to the implementation of the terms and conditions of this Agreement and the exhibits hereto, and shall be the initial group that shall address Disputes in accordance with Section 28 below. Additionally, the Operating Committee shall discuss plans by HTI to provide new telematics services prior to HTI submitting its formal proposal to MBUSA for consent to and approval of such services.

(c) Procedures. The Executive Steering Committee representatives shall meet at least semi-annually (or more frequently if needed) during the Term and the Operating Committee representatives shall meet at least quarterly (or more frequently if needed) during the Term. The Steering Committee and Operating Committee representatives for each Party shall stay reasonably apprised of the activities of the employees, agents and contractors of such Party who are involved in the performance of any services hereunder.

(d) Scope of Duties. Without limiting the responsibilities of the Executive Steering Committee and the Operating Committee, it is expected that these committees will routinely discuss: (1) any modifications to the Telematics Services and any telematics services that HTI plans to add as Additional Services or Other Telematics Services, (2) the Technical Specifications and installation procedures for the HTI Telematics Communicators, (3) the implementation and any modification of the terms of each of the exhibits to this Agreement, (4) any further assistance to be provided by HTI, MBUSA, (5) matters related to costs allocated between the Parties hereunder, (6) network technology matters, (7) matters related to the use of Vehicle and Subscriber Data, and (8) any objections raised by a Party hereunder under any provision providing for such Party to have a right to raise objections. ***.

22.	LEGAL COMPLIANCE

Each Party will comply in all material respects with all applicable Laws in the performance of its obligations and exercise of its rights under this Agreement. Without limiting the foregoing, HTI will comply in all material respects with all applicable Laws in the operation of the HTI Operations System and the delivery of the Telematics Services and Approved Other Telematics Services.

23.	REPRESENTATIONS AND WARRANTIES

(a) Corporate Representations and Warranties. ***, each Party represents and warrants to the other Parties that: (1) it is duly organized, validly existing and in good standing under the Laws of the state under which it is organized; (2) it has the power and authority to enter into this Agreement and to perform fully its obligations hereunder; (3) it is under no contractual or other legal obligation that will in any way interfere with its full, prompt and complete performance hereunder; (4) the individual executing this Agreement on its behalf has the authority to do so; and (5) the obligations created by this Agreement, insofar as they purport to be binding on it, constitute legal, valid and binding obligations enforceable in accordance with their terms.

(b) HTI Representations and Warranties. Except as may result solely and directly from any action or inaction in the face of a duty by MBUSA, HTI represents and warrants to MBUSA that the Telematics Services and Approved Other Telematics Services will be provided in accordance with *** any applicable Laws. ***.

24.	REQUIRED INSURANCE

HTI will provide and maintain during the Term of this Agreement and for such additional periods in which HTI provides telematics services to any MCG Vehicle or LCT Enabled Vehicle, insurance coverage with commercially acceptable companies rated no less than an A- by A.M. Best in with at least the following limits (excess liability policies used to meet the limits required for (a), (b) and (c) below must follow form):

***

Notwithstanding anything in the foregoing to the contrary, HTI shall not be obligated to provide and maintain the coverages referenced in items (a) and (b) above prior to the Commencement Date or the Transition Services Commencement Date, whichever is earlier. Such policies *** will name MBUSA, DAG and Mercedes-Benz U.S. International, Inc. as additional insureds thereunder ***. HTI will cause its insurance broker(s) to furnish to MBUSA certificates of insurance within fifteen (15) days following HTI’s execution of this Agreement. Such certificates will provide for thirty (30) days advance written notice of cancellation, material change in coverage or non-renewal of coverage. ***.

25.	TERM

Unless earlier terminated pursuant to the terms of this Agreement, the term of this Agreement will commence as of the Effective Date and will expire on June 16, 2016 (the “Term”).

26.	TERMINATION OF AGREEMENT

(a) Right to Terminate. If either Party (1) substantially breaches any of its material obligations hereunder *** and fails to remedy that breach within *** days after that breach has been called to its attention by written notice from the other Party, which written notice shall describe such breach in reasonable detail, (2) files a petition in bankruptcy or makes a general assignment for the benefit of creditors or otherwise acknowledges insolvency, or is adjudged bankrupt, (3) commences or is placed in a process of complete liquidation other than for an amalgamation or reconstruction, or (4) suffers the appointment of a receiver for any substantial portion of its business who is not discharged within ninety (90) days after his or her appointment, then, and in any such event, the other Party, at its option, may without liability terminate this Agreement upon giving written notice of its determination to terminate this Agreement to the other Party only after a *** day period during which the materially nonperforming Party has an opportunity to cure any material deficiencies in its performance.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event, HTI will promptly deliver to MBUSA written notice of such event and MBUSA, may within *** of receipt of HTI’s notice, or without any time restriction in the event such notice is not received, terminate this Agreement without liability.

(c) Right to Continue Agreement. If, following a breach by either Party or other event which gives the other Party the right to terminate this Agreement in accordance with this Section 26, the Party holding such right of termination elects not to exercise the right of termination with respect to that particular breach and so notifies the other Party in writing within *** of such right to terminate arising pursuant to Section 26(a), this Agreement will thereafter remain in full force and effect. The election not to terminate shall not constitute a waiver of that Party’s right to exercise its termination right with respect to a separate breach by the other Party, nor shall it affect a Party’s right to seek damages on account of the breach by HTI of any of its obligations hereunder.

(d) Termination of Specific Telematics Service. If HTI breaches (i) a material obligation to MBUSA that pertains to an Approved Additional Service or Approved WiMax Service or (ii) a material condition for MBUSA’s consent to or approval of such Approved Additional Service or Approved WiMax Service, after a thirty (30) day period during which HTI has an opportunity to cure any such material deficiencies in its performance, MBUSA may, in addition to other remedies available to MBUSA under this Agreement, at law or in equity, terminate any amendments to this Agreement entered into pursuant to Section 2(h) with respect to such Approved Additional Service(s) and/or Approved WiMax Services, and, may thereafter, notwithstanding anything in Section 2(i) to the contrary, provide such service or have third parties provide such service, in which case, any agreement between MBUSA and such third-party with respect to the provision of such Additional Service or WiMax Service by such third party shall be deemed to be an Additional Excluded Telematics Agreement.

27.	EFFECT OF TERMINATION ON SUBSCRIBER AGREEMENTS; CONTINUED PROVISION OF SERVICES; TRANSITION SERVICES; SURVIVAL

(a) Effect of Termination. Termination of this Agreement for any reason (including expiration of the Term if the Agreement is not renewed) will not affect any Subscriber Agreement then in force and the Subscriber Agreements will remain in effect in accordance with their terms. Following termination of the Agreement (including expiration of the Term if the Agreement is not renewed), HTI shall have the non-exclusive right (or exclusive right, to the extent set forth in Section 2(i)): (i) to continue to provide telematics services to Subscribers, including that HTI may renew such Subscriber Agreements with respect to Enabled Vehicles and may enter into new Subscriber Agreements with owners or lessees of Enabled Vehicles, and (ii) to enter into Subscriber Agreements with purchasers or lessees of Enabled Vehicles as to which exclusivity applies pursuant to Section 2(i)(i). Additionally, following termination of this Agreement (other than any termination due to the material breach by MBUSA of its obligations hereunder), HTI shall be obligated to make available to owners and lessees of the Enabled Vehicles and LCT Enabled Vehicles (for those services capable of being received by LCT Enabled Vehicles) the Telematics Services or Approved Other Telematics Service until the expiration of the Base Warranty for the vehicle (to the extent such owners or lessees continue to subscribe to such services). ***. For purposes of clarification, the following listed Sections of this Agreement shall apply with regard to any telematics services provided by HTI to owners or lessees of Enabled Vehicles and LCT Enabled Vehicles after the termination or expiration of this Agreement: 2(c), 2(g), 3, 4(a) (last sentence), 4(g), 9, 10, 11(b)(ii), 14(d), 15 through 20, 22 through 24, 27 through 30, 32 through 34 and 37 through 47.

(b) Post-Termination Transition Assistance. Notwithstanding anything to the contrary set forth in this Agreement or otherwise, upon expiration or termination of this Agreement, and in addition to any rights MBUSA may have under Section 14(e), but subject to Section 2(i)(i), MBUSA shall have the right to continue to use the HTI Telematics Communicators installed in Enabled Vehicles prior to the expiration of the Term perpetually and have HTI provide the telematics services in accordance with this Agreement to such Enabled Vehicles (and to any Enabled Vehicles containing Other Telematics Communicators as well as any LCT Enabled Vehicles containing LCT Communicators) and to MCG Vehicles produced after the expiration of the Term, in each case, for *** from such date of expiration or termination (the “Post-Termination Transition Assistance Period”), with all such telematics services to be provided *** to be negotiated in good faith at such time and with HTI’s obligations being subject to MBUSA having procured all third party rights necessary for HTI to provide services to MCG Vehicles produced after the expiration of the Term. ***. The terms and conditions of this Agreement shall be deemed to survive any expiration or termination of this Agreement for the purpose of governing the provision of Post-Termination Termination Assistance.

(c) Survival. In addition, the following provisions in this Agreement shall survive the termination of this Agreement: 2(a), 2(c), 2(g), 2(i)(i), 3 (other than Sections 3(d) and 3(f)), 4(g), 9(a), 9(c), 9(e), 9(f), 10, 12, 14, 15, 16, 18, 19, 20, 22 through 24, 27, 28 through 48; provided, however, that nothing in this Section 27(c) is intended to supersede any specific survival period set forth in any provision referenced in this Section 27(c).

28.	DISPUTE RESOLUTION

(a) Informal Dispute Resolution. The Parties agree to meet and confer in good faith on any matter of controversy, claim, or dispute arising under or relating to this Agreement or a breach thereof (each, a “Dispute”). All Disputes shall first be addressed by the appropriate members of the Operating Committee where such members shall engage in good faith discussions for a period of twenty (20) days. If the Dispute cannot be resolved at the Operating Committee within twenty (20) days, then the Parties shall refer the Dispute to the Steering Committee, where the appropriate members shall engage in good faith discussions for a period of not less than thirty (30) days. If the Dispute cannot be resolved by the Steering Committee within thirty (30) days or such shorter period required for its resolution, either Party may exercise any legal and equitable right at its disposal, subject to this Section 28.

(b) Jurisdiction and Venue. The Parties hereby submit and consent to the exclusive jurisdiction of any state or federal court located in the County of New York, in the State of New York, and agree that all actions or proceedings relating to this Agreement shall be litigated in such courts, and each of the Parties waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in such court.

(c) Injunctive Relief. Nothing in this Section 28 shall preclude a Party from applying to a court of competent jurisdiction for a temporary restraining order or preliminary injunction to preserve the status quo or prevent irreparable harm pending the resolution of any Dispute.

(d) ***

29.	NOTICES

Any notice or report required to be given under this Agreement will be in writing, will be sent by certified mail, postage prepaid and return receipt requested, or by hand delivery, or by overnight delivery service, to the Party to receive such notice or report, at the following address (unless a Party at any time or times designates another address for itself by notifying the other Parties by certified mail, in which case all notices to such Party thereafter will be given at its most recently so designated address):

To HTI:	Hughes Telematics, Inc.
41 Perimeter Center East, Suite 400
Atlanta, Georgia 30346
Attention: CEO

with copies to:	Hughes Telematics, Inc.
41 Perimeter Center East, Suite 400
Atlanta, Georgia 30346
Attention: General Counsel

-and-

O’Melveny & Myers LLP
1625 Eye Street, NW
Washington, DC 20006
Attention: David Pommerening

To MBUSA:	Mercedes-Benz USA, LLC
One Mercedes Drive
Montvale, NJ 07645
Attention: Vice President, Customer Service
Copy: Vice President, Marketing

with a copies to:	Mercedes-Benz USA, LLC
One Mercedes Drive
Montvale, NJ 07645
Attention: General Counsel

-and-

Thelen Reid Brown Raysman & Steiner LLP
875 Third Avenue
New York, NY 10022
Attention: Kristen J. Mathews

Notice or report given by hand delivery will be deemed received on delivery. Notice or report given by mail will be deemed received on the earlier to occur of actual receipt or on the fourth Business Day following mailing if sent in accordance with the notice requirements of this Section 29. Notice or report given by overnight delivery service will be deemed received on the next Business Day following delivery of the notice or report to such service with instructions for overnight delivery.

30.	ASSIGNMENT AND SUBCONTRACTING

(a) Assignment. A Party may not assign any right or delegate any duty under this Agreement without the prior express written consent of the other Parties, except that (i) this Agreement may be assigned in accordance with 14(f) and (ii) subject to Section 26(b), either Party may assign this Agreement to any Affiliate or any successor organization which acquires such Party or into which such Party is merged, sold, acquired or otherwise transferred. This

Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Any assignment by either Party not in accordance with this Agreement shall be null and void.

(b) ***

31.	AMENDMENTS

Except as expressly set forth herein, this Agreement may not be modified except in a writing executed by both Parties. Upon the mutual execution and delivery of any revised exhibit to this Agreement, the revised exhibit will become the effective exhibit and will replace the previous exhibit in its entirety without the need for further amendment of this Agreement.

32.	WAIVERS

Any waiver of any provision of this Agreement must be in writing and signed by the Party whose rights are being waived. No waiver of a breach of any provision hereof will be or be deemed to be a waiver of any other breach of the same or any other provision of this Agreement. The failure of any Party to enforce or seek enforcement of the terms of this Agreement following any breach will not be construed as a waiver of such breach.

33.	EXPENSES

Except as expressly set forth herein or in a separate agreement, each of the Parties will bear its own expenses (including fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance hereof, each of the other documents and instruments executed in connection herewith or contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

34.	GOVERNING LAW

This Agreement is governed by and must be construed in accordance with the law of the State of *** as if fully performed therein and without reference to its conflict of laws principles.

35.	FURTHER ASSURANCES

Each Party covenants and agrees on behalf of itself, its successors, and its permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the purposes of this Agreement.

36.	NONSOLICITATION

During the Term and for a period of *** thereafter the Parties agree not to intentionally or knowingly hire, intentionally or knowingly actively solicit, or intentionally or knowingly actively attempt to solicit, the services of any employee of the other Party associated with the negotiation or performance of this Agreement without the prior written consent of such Party. This provision does not apply to individuals responding to the general media advertising of either Party nor shall this provision prohibit either Party from hiring an employee of the other Party, who answers an advertisement or who otherwise voluntarily applies to hire without first having been intentionally personally solicited or recruited.

37.	FORCE MAJEURE

(a) Force Majeure Event. Except as set forth in the last sentence of this Section 37(a) below, a Party will be excused from performing any of its obligations under this Agreement to the extent its inability to perform such obligation is the result of an act of God, natural disaster, epidemic, acts or decrees of any government (excluding that which is covered by Section 2(g)), fire, vandalism, war, civil disturbance, strike, lockout or other labor dispute, or other similar causes, whether foreseeable or not, which are beyond the reasonable control of the Party unable to perform (each a “Force Majeure Event”). ***.

(b) Notice Obligation. If a Force Majeure Event prevents the total or partial execution of a Party’s obligation under this Agreement, the Party claiming Force Majeure will inform the other Party in writing as soon as practicable, but, in any event within five (5) Business Days after such Party obtains actual knowledge of the occurrence of such event, stating the beginning and, if known, the ending times of such case of Force Majeure and describing the circumstances thereof.

(c) Mitigation; Termination Rights. A Party claiming Force Majeure will use its commercially reasonable best efforts to avoid or remove the cause of non-conformance and will continue performance hereunder with the utmost dispatch whenever such cause is removed, it being understood that, in a circumstance subject to Section 2(g), HTI’s obligations shall be limited to the extent described by Section 2(g). Notwithstanding the above provisions of this Section 37, in the event a Force Majeure Event prevents the total or partial execution of a Party’s material obligation under this Agreement for more than ***, the other Party will have the right, but not the obligation, to elect to terminate this Agreement by providing written notice of termination. In the event of a Force Majeure Event resulting from any acts or decree of any Governmental Entity, that requires changes to the Telematics Services or Approved Other Telematics Services, the Parties agree to negotiate in good faith to modify Exhibit A-1 and Exhibit A-2 as necessitated thereby pursuant to Section 2(g).

38.	RELATIONSHIP

Each Party is an independent contractor in relation to the other Party with respect to all matters arising under this Agreement. Nothing herein will be deemed to establish a partnership, joint venture, association or employment relationship between or among the Parties.

39.	SEVERABILITY

The invalidity under applicable Law of any provision of this Agreement will not affect the validity of any other provision of this Agreement, and in the event that any provision hereof is determined to be invalid or otherwise illegal by a court of competent jurisdiction, this Agreement will remain effective and will be construed in accordance with its terms as if the invalid or illegal provision were not contained in the Agreement.

40.	NO INFERENCE AGAINST DRAFTER

Each Party acknowledges that this Agreement was fully negotiated by the Parties and, therefore, no provision of this Agreement will be interpreted against either Party because such Party or its legal representative drafted such provision.

41.	NO THIRD PARTY BENEFICIARIES

The provisions of this Agreement are for the exclusive benefit of the Parties, their successors and their permitted assigns, and no third party will be a beneficiary of, or have any rights by virtue of, this Agreement.

42.	HEADINGS

The table of contents and section headings are for convenience of reference only and are to be given no effect in the construction, interpretation or effect of this Agreement.

43.	COUNTERPARTS

This Agreement may be executed in any number of original or facsimile counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

44.	ENTIRE AGREEMENT

This Agreement (inclusive of its exhibits), together with the Non-Disclosure Agreement, contains the entire agreement (including all understandings with respect to the rights and obligations of the Parties) of the Parties and supersedes and abrogates all contemporaneous and prior agreements (including all understandings with respect to the rights and obligations of the Parties) of the Parties, whether written or oral, relating to the subject matter hereof.

45.	GOOD FAITH

The Parties shall act in good faith in the conduct of their obligations under this Agreement.

46.	***

47.	RESOLUTION OF CONFLICTS AMONG DOCUMENTS

***, in the event of any conflict between the terms of any provision of Sections 1 through 48 of this Agreement, and any term contained in (i) any of the exhibits hereto, (ii) any document attached to or referenced in any such exhibit, or (iii) any purchase order issued pursuant to this Agreement whether by MBUSA, DAG or their Affiliates, the terms contained in Sections 1 through 48 of this Agreement shall govern. ***

48.	***

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

HUGHES TELEMATICS, INC.

By:	/s/ Jeff A. Leddy
Title:	CEO

MERCEDES-BENZ USA, LLC

By:	/s/ Norbert Litzkow
Title:	VP Finance & CFO

By:	/s/ Ernst Lieb
Title:	President and CEO

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JOINDER

***

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